SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2007

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A

(Former name or former address, if changed since last report)

Item 1.01.              Entry into a Material Definitive Agreement.

(a) Director Compensation.  On February 20, 2007, the Compensation Committee of the priceline.com Incorporated (“priceline.com” or the “Company”) Board of Directors authorized the following changes to director compensation:

•                  The annual retainer paid to each non-employee director was increased from $25,000 to $35,000, effective January 1, 2007; and

•                  The annual retainer paid to the Chairperson of the Nominating and Corporate Governance Committee of the Board of Directors was increased to $5,000 per year, effective January 1, 2007.

(b) The Priceline.com Annual Bonus Plan.  On February 20, 2007, the Compensation Committee of priceline.com’s Board of Directors adopted an annual bonus plan (the “Annual Bonus Plan”) applicable to all of the Company’s employees, including priceline.com’s senior executives.  The Annual Bonus Plan was established to reward employees on an annual basis for their efforts and contributions in the attainment of certain performance measures that contribute to the success of the business and interests of priceline.com.  A copy of priceline.com’s Annual Bonus Plan is attached to this Form 8-K as Exhibit 10.1.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits

10.1	Priceline.com Incorporated Annual Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Jeffery H. Boyd
President and Chief Executive Officer

Dated:  February 23, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Priceline.com Incorporated Annual Bonus Plan.